Exhibit 10.11

ASSIGNMENT AND ASSUMPTION AGREEMENT

DATE OF EXECUTION OF ASSIGNMENT AND ASSUMPTION AGREEMENT:

December 26, 2004

ASSIGNOR:	ASSIGNEE:
The J. Jill Group, Inc.	J. Jill, LLC
a Massachusetts Corporation	a New Hampshire limited liability company
4 Batterymarch Park	4 Batterymarch Park
Quincy, MA 02169	Quincy, MA 02169

CLC:

Citizens Leasing Corporation
One Citizens Plaza
Providence, RI  02903

PROPERTY:  See Attached Schedule A

TYPE OF CONTRACT:

Secured Promissory Note No. 5 dated May 30, 2003 issued pursuant to Master Security Agreement dated December 23, 1998, as amended from time to time by and between CLC (as Secured Party) and DM Management Company, as original debtor, now known as The J. Jill Group, Inc. (the “Debtor) (the “Loan Documents”).

This Assignment and Assumption Agreement (“Agreement”) is entered into by and among CLC, Assignor, and Assignee with respect to the assignment by Assignor to Assignee of Assignor’s Interest in the Loan Documents.

WITNESSETH THAT:

WHEREAS, Assignor and CLC are currently parties of the Loan Documents;

WHEREAS, CLC is legal owner and holder of the Loan Documents;

WHEREAS, pursuant to a corporate reorganization, Assignor is assigning, or has assigned, certain of its property to Assignee, including the property covered by the Loan Documents (the “Subject Equipment”), and;

WHEREAS, the Loan Documents provides that Assignor may not assign, sublease or dispose of the Subject Equipment or any interest therein or in the Loan Documents without the prior written consent of CLC;

NOW, THEREFORE, the parties hereto agree as follows:

1.             In consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby and by these presents does grant and convey unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Loan Documents and the Subject Equipment, to have and to hold the same unto Assignee, its successors and assigns forever, subject, however, to the terms, conditions and provisions of the Loan Documents, and upon the condition that such assignment is acknowledged and agreed to by CLC by its execution of this Agreement.

2.             To induce CLC to acknowledge, consent and agree to such assignment and to execute this Agreement and in consideration of its so doing, Assignee hereby promises to perform all of the duties and obligations of Assignor under the Loan Documents and pay all amounts now or hereafter due and payable thereunder to CLC, its successors and assigns.  Assignee hereby unconditionally assumes, becomes a party to and agrees to perform and make the payments required by the Loan Documents as though Assignee was for all intents and purposes the Debtor named in the Loan Documents.

3.             Without limiting the generality of the foregoing, Assignee hereby reaffirms the grant of a first priority security interest to CLC in the Subject Equipment as set forth in the Loan Documents, and authorizes CLC to file any Uniform Commercial Code (“UCC”) financing statements with respect to the Subject Equipment naming Assignee as debtor in all appropriate jurisdictions.  Assignor and Assignee also authorize CLC to file any UCC amendments pursuant to which any existing UCC financing statements filed against the Assignor are amended to change the name of the debtor to Assignee.

4.             Except as expressly modified hereby, the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed in all respects.

5.             This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed the day and year first above written.

ASSIGNOR:		ASSIGNEE:

The J. Jill Group, Inc.		J. Jill, LLC

By:	/s/ Olga L. Conley	By:	/s/ Linda L. Trudel
Title:	EVP/Chief Financial Officer	Title:	VP/Corporate Controller

CLC:

CITIZENS LEASING CORPORATION

By:	/s/ David T. Miele
Title:	Senior Vice President

SCHEDULE A

to the Assignment and Assumption Agreement

1.	a.	CLC Account Number: 325.5

	b.	Contract Type: Secured Promissory Note No. 5 dated May 30, 2003

	c.	Current Monthly Rent: Secured Promissory Note No. 5: $122,328.96

	d.	Equipment Description: See Attached Schedule A